Exhibit 99.1

Investor Relations: Brian Norris Senior Vice President of Finance and Investor Relations bnorris@evolvtechnology.com	Media Relations: Alex Ozerkis Vice President of Corporate Communications aozerkis@evolvtechnology.com

Evolv Technology Announces the Appointment of Richard Shapiro as a New Independent Director

Waltham, Massachusetts – February 4, 2025 – Evolv Technologies Holdings, Inc. (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to create safer experiences, today announced the appointment of Richard Shapiro to its Board of Directors, effective February 3, 2025. Shapiro will also serve on the Board’s Audit Committee.

Shapiro has nearly three decades of investment management experience. Since 2021, Shapiro has served as the Founder and Chief Investment Officer of Ridge Run Partners, LLC, a family office firm. Previously, Shapiro served as Portfolio Manager at Millennium Management, a multi-billion dollar hedge fund, where he was focused on equity investments and was a Partner at Wexford Capital LP, a multi-billion dollar hedge fund and private equity firm.

Shapiro holds an MBA from Georgetown University and a BS in Business Administration from the University of Southern California. Shapiro serves on the board of directors of public companies Altus Power (NYSE: AMPS), Orion Energy Systems, Inc. (NASDAQ: OESX), and Elah Holdings (OTC: ELLH).

“We are excited to welcome Rich to the Board,” said Neil Glat, Chairman of the Evolv Board. “His experience advising high-growth companies, along with his expertise in strategic finance, capital allocation, and M&A, complements well the skills of our CEO and current directors and will enable him to provide critical input as Evolv aims to advance its long-term growth strategy and improve its financial and operational performance. Additionally, as an experienced portfolio manager, we expect Rich to be a strong voice for shareholder interests.”

Shapiro was recommended by one of the Company’s shareholders during the course of the Company’s recent shareholder engagement campaign.

“We value our shareholders' perspectives and appreciate their input on improving governance and performance,” Mr. Glat continued. “We look forward to working with Rich toward the shared goal of delivering long-term value for all shareholders.”

About Evolv

Evolv (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than a billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies Holdings, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements made in the quotes from directors and statements regarding the Company’s execution of its strategy, financial and operational performance and growth and creating value for stakeholders. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in our other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as risks related to our leadership transition. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.